Exhibit 16.1

[Letterhead of PricewaterhouseCoopers LLP]

December 7, 2004

Securities and Exchange Commission

450 5th Street

Washington, DC  20549

Gentlemen:

We have read the statements made by A.D.A.M., Inc. (copy attached), which we understand will be filed with the United States Securities & Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of A.D.A.M.’s Form 8-K report dated December 1, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

cc:	Kevin S. Noland
A.D.A.M., Inc.